Exhibit 10.1
LEASE RENEWAL AGREEMENT
This lease renewal agreement is entered into by and between CURTIDOS SAN LUIS S.A., with offices at Tronador 4890 piso 10º, in the City of Buenos Aires, herein represented by Mr. Dante Aldo Prati, holder of ID No. 12.954.501, and Mr. Julio Alberto Bozzelli, holder of ID No. 5.222.282, in their capacity as attorneys-in-fact, as evidenced by the documents submitted upon the signing of this agreement (the LESSOR); and MERCADO LIBRE S.R.L., with offices at Tronador 4890, Piso 6º, in the City of Buenos Aires, herein represented by Mr. Marcos Eduardo Galperín, holder of ID No. 22.432.311, and Mr. Hernán Hazah, holder of ID No. 21.850.737, in their capacity as attorneys-in-fact, as evidenced by the documents submitted upon the signing of this agreement (the LESSEE), subject to the following terms and conditions.
WHEREAS,
(I) On March 31, 2007, the Parties entered into a lease agreement (the “Agreement”), effective from April 1, 2007, through March 31, 2010, over the premises owned by Lessor, namely the entire sixth floor of the building located at Tronador 4890 in the City of Buenos Aires, intended for use as business offices, as well as the individual and common parts of the floors, as specified in ANNEX I, 10 (ten) units used as parking spaces and located on the building’s underground floor, identified with numbers 1, 2, 3, 5, 68, 88, 89, 90, 220 and 221, and 1 (one) parking space located in the building’s parking lot, with access from Pico street.
(II) The Parties wish to renew the term of the Agreement and keep the remaining provisions of the Agreement in full force and effect, in accordance with this Lease Renewal Agreement (the “Renewal Agreement”).
One

The Parties hereby agree to renew the term of the lease for six (6) months from April 01, 2010, through September 30, 2010.
Two

All terms not expressly defined in this Renewal Agreement shall have the meaning ascribed to them in the Agreement.
Three

All the provisions of and annexes to the Agreement not expressly amended under this Renewal Agreement shall remain in full force and effect.
Four

The Parties agree that the stamp tax amount payable on this Renewal Agreement shall be borne by both of them in equal parts.

In witness whereof, the Parties have executed this Renewal Agreement in two counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument, in the City of Buenos Aires, on March 31, 2010.

By LESSOR

Signature:	Signature:
Name: Dante Aldo Prati	Name: Julio Alberto Bozzelli
Title: Attorney-in-fact	Title: Attorney-in-fact

By LESSEE

Signature:	Signature:
Name: Marcos Eduardo Galperín	Name: Hernán Jorge Kazah
Title: Attorney-in-fact	Title: Attorney-in-fact